SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): March 28, 2006
ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

MARYLAND (State of Incorporation)	001-31775 (Commission File Number)	86-1062192 (I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01. FINANCIAL STATEMTENTS AND EXHIBITS
SIGNATURE
Amended Employment Agreement - Douglas A. Kessler
Amended Employment Agreement - David J. Kimichik
Amended Employment Agreement - David A. Brooks
Amended Employment Agreement - Mark L. Nunneley
Amended Employment Agreement - Montgomery J. Bennett

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On March 28, 2006, the Compensation Committee of the Board of Directors for Ashford Hospitality Trust, Inc. (the “Company”) approved a) increases to annual base salaries, retroactively effective January 1, 2006, and annual bonuses related to its executive officers and b) issuances of restricted common stock, which vest 1/3 annually over three years, to its executive officers and Chairman of its Board of Directors as follows:

	Restricted	Former	Adjusted
	Stock Awards (1)	Base Salary	Base Salary	Bonus

Archie Bennett, Jr.	$997,600
Chairman of the Board of Directors

Montgomery J. Bennett	$2,244,600	$467,500	$650,000	$584,375
President and Chief Executive Officer

Douglas A. Kessler	$1,870,500	$360,000	$500,000	$360,000
Chief Operating Officer

David J. Kimichik	$872,900	$286,000	$325,000	$257,400
Chief Financial Officer

David A. Brooks	$872,900	$286,000	$325,000	$257,400
Chief Legal Officer

Mark L. Nunneley	$374,100	$181,500	$220,000	$108,900
Chief Accounting Officer

(1)	Represents shares of restricted common stock issued March 28, 2006, valued at $12.47 per share, the closing price of the Company’s common stock on the date of issuance.
In addition, employment agreements with Messrs. Montgomery J. Bennett, Douglas A. Kessler, David J. Kimichik, David A. Brooks, and Mark L. Nunneley were modified, effective March 29, 2006, to eliminate fixed bonus ranges and establish targeted bonus ranges as follows:
Montgomery J. Bennett – 75% to 125% of Base Salary
Douglas A. Kessler – 50% to 100% of Base Salary
David J. Kimichik – 30% to 90% of Base Salary
David A. Brooks – 30% to 90% of Base Salary
Mark L. Nunneley – 20% to 60% of Base Salary

ITEM 9.01. FINANCIAL STATEMTENTS AND EXHIBITS

Exhibit
Number
10.5.7	Amended Employment Agreement Between the Registrant and Douglas A. Kessler

10.5.8	Amended Employment Agreement Between the Registrant and David J. Kimichik

10.5.9	Amended Employment Agreement Between the Registrant and David A. Brooks

10.5.10	Amended Employment Agreement Between the Registrant and Mark L. Nunneley

10.5.11	Amended Employment Agreement Between the Registrant and Montgomery J. Bennett

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 3, 2006

ASHFORD HOSPITALITY TRUST, INC.

By: /s/ DAVID A. BROOKS David A. Brooks
Chief Legal Officer